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                                                                    EXHIBIT 11.1


                       COMPUTATION OF NET INCOME PER SHARE

                     (In millions, except share information)

                                                For the Year Ended            For the Year Ended            For the Year Ended
                                                 December 31, 2002             December 31, 2001             December 31, 2000
                                            ---------------------------   ---------------------------   ---------------------------
                                                Basic        Diluted         Basic          Diluted         Basic        Diluted
                                            ------------   ------------   ------------   ------------   ------------   ------------
Income before cumulative effect
  of a change in accounting principle       $      311.5   $      311.5   $       26.3   $       26.3   $      274.7   $      274.7
Cumulative effect of a change in
  accounting principle                             298.5          298.5             --             --             --             --
                                            ------------   ------------   ------------   ------------   ------------   ------------

Net income                                  $       13.0   $       13.0   $       26.3   $       26.3   $      274.7   $      274.7
                                            ============   ============   ============   ============   ============   ============

Weighted average shares:
  Common shares outstanding                   65,365,218     65,365,218     63,977,391     63,977,391     65,176,499     65,176,499
  Exercise of stock options(1)                        --      1,691,921             --      1,327,643             --        664,465
  Exercise of warrants(2)                             --             --             --             --             --             --
                                            ------------   ------------   ------------   ------------   ------------   ------------

Common and equivalent shares
  outstanding                                 65,365,218     67,057,139     63,977,391     65,305,034     65,176,499     65,840,964
                                            ============   ============   ============   ============   ============   ============

Per common and equivalent share:
  Income before cumulative effect
    of a change in accounting principle     $       4.77   $       4.65   $       0.41   $       0.40   $       4.21   $       4.17
  Cumulative effect of a change in
    accounting principle                            4.57           4.46             --             --             --             --
                                            ------------   ------------   ------------   ------------   ------------   ------------

  Net income                                $       0.20   $       0.19   $       0.41   $       0.40   $       4.21   $       4.17
                                            ============   ============   ============   ============   ============   ============


                                                For the Year Ended            For the Year Ended
                                                 December 31, 1999             December 31, 1998
                                            ---------------------------   ---------------------------
                                                Basic         Diluted        Basic          Diluted
                                            ------------   ------------   ------------   ------------
Income before cumulative effect
  of a change in accounting principle       $      257.1   $      257.1   $      115.5   $      115.5
Cumulative effect of a change in
  accounting principle                                --             --             --             --
                                            ------------   ------------   ------------   ------------

Net income                                  $      257.1   $      257.1   $      115.5   $      115.5
                                            ============   ============   ============   ============

Weighted average shares:
  Common shares outstanding                   66,922,844     66,922,844     66,947,135     66,947,135
  Exercise of stock options(1)                        --        820,308             --      1,076,240
  Exercise of warrants(2)                             --             --             --             --
                                            ------------   ------------   ------------   ------------

Common and equivalent shares
  outstanding                                 66,922,844     67,743,152     66,947,135     68,023,375
                                            ============   ============   ============   ============

Per common and equivalent share:
  Income before cumulative effect
    of a change in accounting principle     $       3.84   $       3.80   $       1.73   $       1.70
  Cumulative effect of a change in
    accounting principle                              --             --             --             --
                                            ------------   ------------   ------------   ------------

  Net income                                $       3.84   $       3.80   $       1.73   $       1.70
                                            ============   ============   ============   ============

----------

(1) Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.